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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 19, 2001, included in the Annual Report of Grant Prideco, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2000, into Grant Prideco, Inc. and subsidiaries' previously filed Registration Statement Nos. 333-38020 and 333-34746.

                                        ARTHUR ANDERSEN LLP

Houston, Texas
March 26, 2001